EXHIBIT 10.22

                   NON-QUALIFIED STOCK OPTION AGREEMENT

     THIS AGREEMENT, dated ____________, 1994, is made by and between Doskocil Companies Incorporated, a Delaware corporation
(the "Corporation") and _______________, (the "Optionee").

     WHEREAS, on February 3, 1992, the Board of Directors of the Corporation (the "Board") adopted the Doskocil Companies Incorporated 1992 Stock Incentive Plan (the "Plan"), and the Plan was approved by the shareholders of the Corporation on July 9, 1992, a copy of which is attached hereto as Exhibit "A"; and

     WHEREAS, among other things, the Plan provides for the granting of stock options by the Compensation Committee of the Board (the "Committee") to Eligible Employees of the Corporation (or any Subsidiary thereof) to purchase shares of the Common Stock of the Corporation; and

     WHEREAS, on September 29, 1994, the Committee granted the Options described in this Agreement to the Senior Management Team of the Corporation with vesting of such Options conditional on the Corporation meeting its EBITDA target for the applicable year and the Optionee remaining an employee of the Corporation on such date, as provided in this Stock Option Agreement; and

     WHEREAS, the Committee considers the Optionee to be an Eligible Employee pursuant to the Plan, and has determined that it would be in the best interests of the Corporation to grant the Option documented herein; and

     WHEREAS, the Optionee desires to accept such Option, subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

1.   Grant of Option.

     The Corporation hereby grants to the Optionee, subject to the terms and conditions of the Plan, and also subject to the terms and conditions of this Agreement, the right and option to purchase from the Corporation all or any part of an aggregate of ________________________________ shares of the Common Stock (the "Shares"), at an exercise price of $9.00 per share (the "Exercise Price"). This option (the "Option") is not intended to be and will not be treated as an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.

     The number of Shares and the Exercise Price are each subject to adjustment under certain circumstances, as more fully set forth in Article X of the Plan. The term "Common Stock" as used herein shall include any other class of stock or other securities resulting from such adjustment.

2.   Option Expiration Date.

     Unless otherwise provided in this Agreement or in the Plan, the Option, to the extent it has not been previously exercised, shall expire as of 11:59 p.m. on September 28, 2004 (the "Option Expiration Date").

3.   Option Vesting and Exercise Limitations.

     (a) 9% of the option shares shall vest on December 31, 1994 if the Optionee remains an employee of the Corporation on such date.
     (b) 18.2% of the option shares shall vest on December 31, 1995 and an additional 18.2% of the shares shall vest on December 31 of each of the next four years if the Corporation meets its EBITDA target for the year ended on such date, (as set forth in the bank model presented to Chemical Bank in the Frozen Specialty acquisition financing) and the Optionee remains an employee of the Corporation on such date; provided, however, that if the Corporation's performance for a year falls below such target and is recouped in the following year on an aggregate basis for both years, the option shares for both years shall vest.
     (c) In the event of the death of the Optionee after July 31, 1997 and prior to January 1, 2000, and while he remains an employee of the Corporation, all outstanding option shares not previously vested shall vest on the date of his death.

4.   Option Exercise Procedure.

     Subject to the limitations set forth in the Plan and in
     Section 3 hereof, the Option may be exercised in whole or in installments, and shall be exercised by the timely delivery to the Corporation, in the manner described in Section 15 hereof, of a written Notice of Election to Exercise Option in substantially the form attached hereto as Exhibit "B". The Notice of Election to Exercise Option shall be accompanied by payment of the Exercise Price for the shares of Common Stock with respect to which the Option is being exercised, together with payment of any necessary withholding taxes.

5.   Payment of the Exercise Price.

     The Exercise Price shall be paid (a) in cash, or by check, bank draft or money order payable to the order of the Corporation; (b) in shares of previously acquired Common Stock (excluding non-vested shares of Restricted Stock) duly endorsed and free of any liens and encumbrances; (c) in any combination of the foregoing; or (d) with such other consideration as the Committee may at such time deem appropriate. Common Stock used to pay the Exercise Price shall be valued at its Fair Market Value as of the date of such exercise. In addition to the foregoing, and subject to the discretion of the Committee, the Option may be exercised by a broker Dealer acting on behalf of the Optionee if (A) the broker-dealer has received from the Optionee or the Corporation a fully-and duly- endorsed agreement evidencing such Option and instructions signed by the Optionee requesting the Corporation to deliver the shares of Common Stock subject to the Option to the broker dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (B) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (C) the broker dealer and the Optionee have otherwise complied with Section 220.3(e) (4) of Regulation T, 12 CFR, Part 220 and any successor rules and regulations applicable to such exercise ("Cashless Exercise"); provided, however, that the Optionee may not elect to utilize a Cashless Exercise within six (6) months following the later to occur of (i) the date the Option is granted, or (ii) the date of shareholder approval of the Plan (unless death or disability occurs prior to the expiration of such six-month period), and any such election must be made during any period beginning on the third business day following the date of release of a summary statement of the Corporation's quarterly or annual sales and earnings and ending on the twelfth business day following such date (the "Window Period").

6.   Restrictions on Transfer.

     The Option shall not be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, or encumbrance, except for transfer by will or the laws of descent and distribution. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option, or to subject the Option to execution, attachment or similar process, contrary to the provisions hereof, shall be void and ineffective, shall give no right to any purported transferee, and may, at the discretion of the Committee, result in forfeiture of the Option.

7.   Other Option Conditions.

     (a) If the Optionee ceases to be employed by the Corporation or any Subsidiary of the Corporation prior to the Option Expiration Date for any reason other than
          (i) the death of the Optionee, or (ii) on account of any act of fraud, intentional misrepresentation, embezzlement, misappropriation, or conversion of assets or opportunities of the Corporation or any of its Subsidiaries, then the Option may be exercised, to the extent the Optionee was able to do so as of the date of such termination of employment, within a period ending on the earlier to occur of (A) the date which is three months following such termination of employment, or (B) the Option Expiration Date.

     (b) If the Optionee dies before the Option Expiration Date and is employed by the Corporation or a Subsidiary of the Corporation at the time of death, or if an Optionee dies within a period of three months following the termination of his or her employment (but before the Option Expiration Date), the Option may be exercised, to the extent the Optionee was entitled to exercise the Option as of the date of his or her death, within a period ending on the earlier to occur of (A) the date which is one year following the date of death, or (B) the Option Expiration Date. Under such circumstances, the Option may be exercised by the Beneficiary named by the Optionee in a valid Beneficiary designation filed with the Committee, as more fully described in Section 12 hereof, and if no such Beneficiary designation has been filed with the Committee at such time, or if no such designated Beneficiary has survived the Optionee, then the Option may be exercised by the executor or administrator of the estate of the Optionee, or by the person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance.

     (c) Notwithstanding anything to the contrary set forth in subsection (a) of this Section 7, if the employment of the Optionee is terminated prior to the Option Expiration Date on account of fraud, intentional misrepresentation, embezzlement, misappropriation, or conversion of assets or opportunities of the Corporation or any of its Subsidiaries, then the Option, to the extent it has not been previously exercised, shall automatically and immediately expire as of the date of such termination of employment, regardless of the extent to which it would have been otherwise exercisable at such time.

     (d) Notwithstanding anything to the contrary set forth in subsection (a) of this Section 7, if, within a period of two years following a Change of Control Event, the Optionee's employment with the Corporation (including the Optionee's employment with any and all Subsidiaries thereof) shall be terminated for any of the following reasons, then the Option held by the Optionee shall be deemed to be fully exercisable and the Corporation shall, within the three (3) month period following such termination of employment, permit the full exercise of the option, to the extent not previously exercised:

          (1) A termination of employment by the Optionee for any reason constituting good reason" or "good cause" under any written agreement setting forth the terms of employment between the Optionee and the Corporation or a Subsidiary (an "Employment Agreement"); or

          (2) A termination of the Optionee's employment by the Corporation or Subsidiary for any reason other than:

               (A)  the disability of the Optionee;

               (B)  the normal retirement of the Optionee;

               (C) an act by the Optionee of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of assets or opportunities of the Corporation or any Subsidiary; or

               (D)  an event which would permit a termination
                    "for cause" as such term is defined in any Employment Agreement.

          For purposes of this subsection (d) of Section 7, the "disability" of the Optionee shall be deemed to occur when the Optionee becomes entitled to receive benefits under the long-term disability coverage provided by the Corporation. Also for purposes of this subsection (d) of Section 7, the Optionee's "normal retirement" shall be deemed to occur when the Optionee has terminated employment with the Corporation (and all Subsidiaries thereof) on or after the first day of the month coinciding with or immediately following the Optionee's 65th birthday.

8.   Government Regulations.  Registration and Listing of Stock.

     This Agreement, the grant and exercise of the Option, and the Corporation's obligation to sell and deliver Common Stock pursuant to the exercise of the Option, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals which may be required by regulatory or governmental agencies.

9.   Withholding Taxes.

     The Corporation's obligation to deliver shares of Common Stock upon the exercise of the Option shall be subject to the Optionee's satisfaction of all applicable federal, state and local withholding tax requirements arising out of the exercise of the Option. In that regard, the Committee may allow the Optionee to pay the amount of taxes required by law to be withheld as a result of the exercise of the Option
    (a) by withholding from the amount of Common Stock due upon exercise of the Option, or (b) by allowing the Optionee to deliver to the Corporation, shares of Common Stock having a Fair Market Value, on the date of payment, equal to the amount of such required withholding taxes; provided, however, that if Optionee is deemed by the Corporation to be an insider, an election under (a) may not be made within six months of the date the Option is granted (unless death or disability of the Optionee occurs prior to the expiration of such six-month period), and must be made either six months prior to the date of payment or during the Window Period.

     To the extent the Optionee fails to satisfy the above withholding obligation, the Corporation shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to the Optionee, any such withholding taxes.

10.  No Shareholder Rights.

     The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock subject to this Option prior to the date of issuance to him of a certificate for such shares.

11.  No Other Rights Created.

     This Agreement shall not constitute an employment agreement and shall not confer upon the Optionee any right to remain in the employ of the Corporation or any Subsidiary thereof. The Optionee shall remain subject to termination of his employment to the same extent as though this Agreement did not exist.

12.  Beneficiaries.

     The Optionee may file with the Committee a written designation of one or more persons as the beneficiary (the "Beneficiary") who, in the event of the Optionee's death, shall be entitled to receive any Options or shares of Common Stock which may be distributable upon the exercise of any Option granted hereunder. The Optionee may, from time to time, revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Optionee's death, and in no event shall be effective as of a date prior to such receipt.

     If no such Beneficiary designation is in effect at the time of the Optionee's death, or if no designated Beneficiary survives the Optionee, or such designation conflicts with law, the delivery of such Option or shares of Common Stock, shall be made to the Optionee's estate. If the Committee is in doubt as to the right of any person to receive such Option or such Common Stock, the Committee may retain such Option or such Common Stock, without liability or any interest thereon, until the rights thereon are determined, or the Committee may deliver such Option or shares of Common Stock into any court of appropriate jurisdiction, and such delivery shall be a complete discharge of the liability of the Plan, the Corporation and the Committee therefor.

13.  Shareholder Approval.

     The Plan was approved by the shareholders of the Corporation
     on July 9, 1992.   This option grant is subject to approval
     by the shareholders of the Corporation of the requisite number of shares for stock option grants under the Plan.

14.  Binding Effect.

     The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and provisions thereof. The terms of the Plan as it presently exists, and as it may hereafter be amended, are deemed incorporated herein by reference, and any conflict between the terms of this Agreement and the terms and provisions of the Plan shall be resolved by the Committee, whose determination shall be final and binding on all parties. In general, and except as otherwise determined by the Committee, the provisions of the Plan shall be deemed to supersede the provisions of this Agreement to the extent of any conflict between the Plan and this Agreement. Terms that have their initial letter capitalized but that are not otherwise defined in this Agreement shall have the meanings given to them in the Plan in effect as of the date of this Agreement.

15.  Notices.

     Any notice hereunder to the Corporation shall be addressed to it at Doskocil Companies Incorporated, Compensation Committee, 2601 N.W. Expressway, Suite 1000, Oklahoma
     City, Oklahoma 73112. Any notice hereunder to the Optionee shall be addressed to him at the address set forth below, subject to the right of either party at any time hereafter to designate at any time hereafter in writing a different address.

16.  Amendment.

     The Committee may at any time unilaterally amend the terms and conditions pertaining to the Option; provided, however that any such amendment which is adverse to the Optionee shall require the Optionee's written consent. Any other amendment of this Agreement shall require a written agreement executed by both parties.

17.  Miscellaneous.

     This Agreement contains a complete statement of all the arrangements between the parties with respect to its subject matter. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed exclusively in the State of Delaware. The headings in this Agreement are solely for convenience of reference and shall not affect its meaning or interpretation.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer and the Optionee has executed this Agreement as of the day and year first above written.

                              DOSKOCIL COMPANIES INCORPORATED


                           By:___________________________________
                                   R. Randolph Devening
                                   Chairman, President and
                                     Chief Executive Officer

_____________________________
[Optionee]